UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2010

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 26, 2010, Coinstar, Inc. (the “Company”) issued a press release providing updated guidance for the 2010 second quarter and full year that includes the impact of the sale of its electronic payment services business (the “E-Pay Business”) as further described under Item 8.01 below. A copy of the press release relating to this updated guidance is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On May 26, 2010, the Company provided an update for investors relating to Company guidance for 2010 second quarter and full year. The update is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01	Other Events.

On May 25, 2010, the Company sold its subsidiaries comprising the E-Pay Business pursuant to a Stock and Interest Purchase Agreement (the “Purchase Agreement”) by and among the Company, New E-Pay, LLC., a wholly-owned subsidiary of the Company (“New E-Pay”), Coinstar E-Payment Services Limited, a wholly-owned subsidiary of the Company (“CEPSL”), InComm Holdings, Inc. (“Buyer”), and InComm Europe Limited, a wholly-owned subsidiary of Buyer (“InComm Europe” and with Buyer, the “Buyers”). Under the Purchase Agreement, the Company sold 100% of the outstanding limited liability company membership interests of New E-Pay to Buyer and 100% of the issued share capital of CEPSL to InComm Europe for an aggregate purchase price of $40 million. The purchase price is subject to a post-closing net working capital adjustment. The Purchase Agreement contains generally customary representations, warranties, covenants and indemnities. The Company anticipates that the disposition will be recorded as discontinued operations in its consolidated statements of operations and will include a one-time benefit of approximately $5 million to $7 million in the second quarter of 2010.

In addition, the Company entered into transition services arrangements with Buyers to provide to Buyers certain post-closing services for various terms, none to extend beyond March 31, 2011. Buyer will pay fees to the Company which are expected to cover the costs to the Company of providing these services.

Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report include statements and information regarding future actions, results and performance, among other things, and the payment of certain amounts and the provision of certain services under the terms of the E-Pay Business sale transaction. Forward-looking statements are not guarantees of future events, results, performance or conditions, and these may vary materially from those expressed or implied in those statements. Differences may result from actions taken by the Company, as well as from risks and uncertainties beyond the Company’s control, including those relating to the Buyers. Such risks and uncertainties include, but are not limited to, actions taken by the Buyers and actions resulting from federal, state, local and foreign laws and regulations or taken by governing bodies (including changes in tax legislation and in the interpretation of existing tax laws by tax authorities). The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect the Company, please review “Risk Factors” described in the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date of this report. The Company undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release relating to updated guidance, dated May 26, 2010.

99.2	Investor update, as of May 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

Date: May 26, 2010	By:	/s/ J. Scott Di Valerio
J. Scott Di Valerio
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release relating to updated guidance, dated May 26, 2010.

99.2	Investor update, as of May 26, 2010.

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